UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the appointment of Larry C. Buckelew as Chairman of our Board of Directors and our interim Chief Executive Officer of Alliance HealthCare Services, which was effective on June 1, 2012 (as discussed further below), Mr. Buckelew no longer satisfied the independence rules under the New York Stock Exchange (“NYSE”) and resigned from both the Audit and Compensation Committees of our Board of Directors. Following his resignation, the Audit Committee consists of only two members, and, consequently, the Company is not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual.

Section 303A.07(a) requires all publicly traded companies to have at least three independent directors serving on the Audit Committee. On June 1, 2012, we notified the NYSE that, as of the effective date of Mr. Buckelew’s appointment, the Audit Committee is no longer comprised of three independent members. On June 4, 2012, the NYSE provided written notice to us that we are deficient in meeting the requirements of Section 303A.07(a).

Our Board of Directors is in the process of identifying a candidate to replace Mr. Buckelew as an independent director and a member of the Audit Committee and is considering engaging a search firm to assist in this process. The Company anticipates that it will be able to regain compliance with Section 303A.07(a) within the time allotted by the NYSE.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 1, 2012, Richard A. Jones was appointed as President of the Imaging Division of Alliance HealthCare Services. This appointment included a corresponding increase in annual base salary to $300,000. Mr. Jones has been with Alliance since December 23, 1996, serving as Regional Vice President of the Northeast region from December 2003 to October 2008, then as Senior Vice President of the Northeast region from October 2008 to August 2011 and since August 2011 as Executive Vice President of the Imaging Division.

As previously reported on April 28, 2012, Larry C. Buckelew was appointed as Chairman of our Board of Directors and our interim Chief Executive Officer to immediately succeed Paul S. Viviano. Mr. Buckelew’s appointment was effective on June 1, 2012. Mr. Buckelew will be paid an annual salary of $1,400,000 for his services as interim Chief Executive Officer, and will not be eligible for a separate bonus. Mr. Buckelew was granted an option to purchase 500,000 shares of our common stock. Half of the shares subject to the option will vest after six months of employment, and the remainder will vest after twelve months of employment. In addition, the option will fully vest upon the appointment of a subsequent Chief Executive Officer. In the event Mr. Buckelew continues as Chairman of our Board of Directors following the appointment of a subsequent Chief Executive Officer, Mr. Buckelew will receive a retainer thereafter in addition to the retainer he would otherwise receive as a Board member for the time during which he remains Chairman. The combined amount of these retainers will be $335,000 per year during the first twenty-four months following the date on which a subsequent Chief Executive Officer is appointed, to be paid $197,500 in cash and $137,500 in restricted stock units, and $265,000 per year thereafter, paid $162,500 in cash and $102,500 in restricted stock units.

As previously reported on April 28, 2012, Michael J. Shea was appointed as our Chief Operating Officer effective June 4, 2012. Mr. Shea will be paid an annual base salary of $500,000 with a target bonus of 85% of base salary, subject to achievement of specified corporate and individual goals. Mr. Shea was granted an option to purchase 600,000 shares of our common stock upon commencement of his employment, one-third of which will vest on each of the first three anniversary dates of the option grant. Mr. Shea will also receive additional grants of options to purchase up to 75,000 shares of our common stock on December 31 of 2012 and 2013, subject to achievement of specified corporate and individual goals. Each such option will vest with respect to one-third of the shares subject to such option on each of the first three anniversaries of the applicable date of grant. Mr. Shea will be paid a signing bonus of $472,000, 30% of which will be paid in restricted stock units with the balance paid in cash and a deferred signing bonus of $172,000 payable on December 31, 2012, 30% of which will be paid in restricted stock units with the balance in cash. One-third of the restricted stock units subject to these bonus payments will vest on each of the first three anniversary dates of the respective grant dates. Mr. Shea will receive additional deferred signing bonus payments of $173,000 on each of December 31, 2013 and 2014, 30% of each payment to be made in the form of fully-vested restricted stock units with the balance in cash. All of Mr. Shea’s option and restricted stock unit awards will also fully vest upon a change of control of the Company. Mr. Shea will receive a monthly car allowance, reimbursement of moving expenses, and reimbursement of temporary living and travel expenses, a housing allowance of $3,000 per month for twelve months beginning in June of 2012, and will participate in the Company’s health and welfare plans. Additionally, we expect to enter into an Executive Severance Agreement with Mr. Shea, pursuant to which Mr. Shea will be entitled to receive severance consisting of continued base salary, target bonus, healthcare, car allowance, life insurance and short and long term disability insurance upon a termination of Mr. Shea’s employment without cause, resignation for good reason, termination in connection with an acquisition of Alliance, or Mr. Shea’s resignation in the event Alliance decides not to promote Mr. Shea to Chief Executive Officer within 24 months of his start date. The continuation period for a termination without cause or a resignation for good reason is 18 months, for a termination in connection with an acquisition of Alliance is 24 months and for a resignation as the result of Alliance’s decision not to promote Mr. Shea is 9 months. In the event such severance pay constitutes a parachute payment under Section 280G of the Internal Revenue Code and is greater than 110% of the threshold for parachute payments, then Mr. Shea will also be entitled to a full gross up of any associated excise taxes. The receipt of any severance benefits is subject to Mr. Shea executing and not revoking a general release of claims against Alliance and its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012,	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President and Chief Financial Officer